UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________
FORM 8-K/A
_________________________________________
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 7, 2020
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U.S. Silica Holdings, Inc.
(Exact name of registrant as specified in its charter)
 __________________________________________
Delaware
(State or other jurisdiction of incorporation)

001-35416	26-3718801
(Commission File Number)	(IRS Employer Identification No.)

24275 Katy Freeway, Suite 600	Katy	Texas	77494
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (281) 258-2170
                  ___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	SLCA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
In the proxy statement that U.S. Silica Holdings, Inc. (the “Company”) provided to stockholders in connection with the Company’s 2020 annual stockholder meeting (the “Annual Meeting”), the Company’s Board of Directors recommended that the stockholders vote, on an advisory basis, in favor of an annual frequency for future “say-on-pay” votes. Say-on-pay votes are periodic, nonbinding stockholder votes to approve the compensation paid to the Company’s named executive officers as disclosed in the Company’s proxy statements, and are required under Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
At the Annual Meeting on May 7, 2020, approximately 97% of the shares voting on the matter voted in favor of an annual frequency for say-on-pay votes. On July 16, 2020, the Company’s Board of Directors approved an annual frequency for future say-on-pay votes. As a result, the Company expects that a say-on-pay vote will be held each year through 2026, when the next stockholder vote on the frequency of say-on-pay votes is required under the Exchange Act.
The results of the stockholder votes at the Annual Meeting were disclosed by the Company on a Current Report on Form 8-K filed on May 7, 2020 (the “Original Report”). This Current Report on Form 8-K/A amends the Original Report solely for the purpose of disclosing the Company’s decision on the frequency of future say-on-pay votes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 21, 2020

U.S. SILICA HOLDINGS, INC.

/s/ Stacy Russell
Stacy Russell
Senior Vice President, General Counsel & Corporate Secretary